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                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                         THE BEAR STEARNS COMPANIES INC.




                                       and

                            THE CHASE MANHATTAN BANK

                            Dated as of May 10, 2001

                            7.80% JUNIOR SUBORDINATED

                         DEFERRABLE INTEREST DEBENTURES

                                DUE MAY 15, 2031






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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definition of Terms...........................................2


                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.01   Designation and Principal Amount..............................4
Section 2.02   Stated Maturity...............................................4
Section 2.03   Form and Payment; Minimum Transfer Restriction................4
Section 2.04   Exchange and Registration of Transfer of Debentures;
                Depositary...................................................5
Section 2.05   Interest......................................................6


                                   ARTICLE III

                   REDEMPTION AND PREPAYMENT OF THE DEBENTURES

Section 3.01   Optional Redemption by Company................................7
Section 3.02   Special Event Prepayment......................................7
Section 3.03   Notice of Prepayment..........................................7


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

Section 4.01   Extension of Interest Payment Period..........................8
Section 4.02   Notice of Extension...........................................8


                                    ARTICLE V

                                    EXPENSES

Section 5.01   Payment of Expenses...........................................9
Section 5.02   Payment upon Resignation or Removal...........................9



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                                   ARTICLE VI

                                FORM OF DEBENTURE

Section 6.01   Form of Debenture............................................10


                                   ARTICLE VII

                               ISSUE OF DEBENTURES

Section 7.01   Issue of Debentures..........................................10


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01   Ratification of Base Indenture; Supplemental Indenture
                Controls....................................................10
Section 8.02   Trustee Not Responsible for Recitals.........................10
Section 8.03   Governing Law................................................10
Section 8.04   Separability.................................................10
Section 8.05   Counterparts.................................................11

EXHIBIT A



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            SECOND SUPPLEMENTAL INDENTURE, dated as of May 10, 2001 (the
"Supplemental Indenture"), between The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee") under the Indenture, dated as of December 16, 1998, between the Company and the Trustee (the "Base Indenture" and together with all supplements thereto, the "Indenture").

            WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

            WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its unsecured subordinated debentures to be known as its 7.80% Junior Subordinated Deferrable Interest Debentures due May 15, 2031 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

            WHEREAS, Bear Stearns Capital Trust III, a Delaware statutory business trust (the "Trust"), has offered to the underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated May 3, 2001 (the "Underwriting Agreement"), among the Underwriters, the Trust and the Company, 10,500,000 shares ($262,500,000 aggregate liquidation amount) of its 7.80% Trust Issued Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering in $270,618,575 aggregate principal amount of the Debentures;

            WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

            NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

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                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definition of Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms which are defined in the Base Indenture have the same meanings when used in this Supplemental Indenture;

            (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

            (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

            (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

            (e) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

            (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

            (g) headings are for convenience of reference only and do not affect interpretation; and

            (h) the following terms have the meanings given to them in the Trust
Agreement: (i) Administrators; (ii) Affiliate; (iii) Business Day; (iv) Clearing Agency; (v) Closing Date; (vi) Common Securities; (vii) Delaware Trustee; (viii) Distribution; (ix) Exchange Act; (x) Guarantee; (xi) Like Amount; (xii) Opinion of Counsel; (xiii) Preferred Securities; (xiv) Preferred Securities Certificate;
(xv) Property Trustee; and (xvi) Trust Securities.

            (i) References herein to the prepayment of the Debentures shall be deemed to be references to the redemption of the Debentures for the purposes of
Article III of the Base Indenture.

            "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Preferred Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Special Event.



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            "Compounded Interest" shall have the meaning specified in Section
4.01.

            "Coupon Rate" has the meaning specified in Section 2.05.

            "Deferred Interest" has the meaning specified in Section 4.01.

            "Extension Period" has the meaning specified in Section 4.01.

            "Global Debenture" has the meaning specified in Section 2.04.

            "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced proposed change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which change or proposed change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities of the Trust.

            "Liquidation Amount" means the stated amount of $25 per Preferred Security.

            "Optional Redemption Price" has the meaning specified in Section
3.01.

             "Prepayment Date" has the meaning specified in Section 3.01.

            "Special Event" means an Investment Company Event or a Tax Event.

            "Special Event Prepayment" means the prepayment of the Debentures upon the occurrence and continuation of a Special Event.

            "Tax Event" means the receipt by the Trust of an Opinion of Counsel to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or
(iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges.



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            "Trust Agreement" means the Amended and Restated Trust Agreement of the Trust, dated as of May 10, 2001.

            "Underwriters" has the meaning specified in the third recital to this Supplemental Indenture.

            "Underwriting Agreement" has the meaning specified in the third recital to this Supplemental Indenture.


                                  ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

            Section 2.01 Designation and Principal Amount. The aggregate principal amount of Debentures outstanding at any time shall not exceed $270,618,575 (except as set forth in Section 2.01(2) of the Base Indenture). Upon receipt of a written order of the Company (executed as required by Section
2.01 of the Base Indenture) for the authentication and delivery of a series of Debentures and satisfaction of the requirements of the fifth paragraph of
Section 2.01 of the Base Indenture, the Trustee shall authenticate Debentures for original issuance in an aggregate principal amount not to exceed $270,618,575 (except as set forth in Section 2.01(2) of the Base Indenture).

            Section 2.02 Stated Maturity. The Stated Maturity of the Debentures is May 15, 2031 and shall not be subject to extension.

            Section 2.03 Form and Payment; Minimum Transfer Restriction. (a) Except as provided in Section 2.04, the Debentures shall be issued to the Trust and held by the Property Trustee in fully registered certificated form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered holder at such address as shall appear in the Register or (ii) by transfer to an account maintained by such Person as specified in such Register, provided that proper transfer instructions have been received by the preceding record date. Notwithstanding the foregoing, so long as the registered holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Sums, Additional Interest and Compounded Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

            (b) The Debentures may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof; and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever (the foregoing restriction being the "Minimum Transfer Restriction").



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            Section 2.04 Exchange and Registration of Transfer of Debentures;
Depositary. If an early dissolution of the Trust occurs as described in the Trust Agreement and Debentures are to be distributed to the holders of the Preferred Securities, a Like Amount of the Debentures will be issued to holders of the Trust Securities in the same form as the Trust Securities that such Debentures replace in accordance with the following procedures:

            (a) So long as Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Debentures that are so eligible may be represented by one or more Debentures in global form registered in the name of Cede & Co. the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Debenture in global form shall be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary.

            Debentures that are distributed in replacement of Preferred Securities represented by a global Preferred Security will be represented by a global Debenture (the "Global Debenture").

            Except as provided below, beneficial owners of a Debenture in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered registered holders of such Debentures in global form.

            (b) Trust Securities held in certificated form, except for certificates representing Preferred Securities held by Cede & Co. as nominee of the Depositary (or any successor Clearing Agency or its nominee), shall upon presentation to the Trustee by the Property Trustee or by the holder thereof or by the Property Trustee on behalf of such holders be exchanged for a Like Amount of Debentures in fully registered certificated form.

            (c) Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary or required to comply with the rules and regulations of any exchange, interdealer quotation system or self-regulatory organization upon which the Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

            (d) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(d)), a Debenture in global form may not be exchanged in whole or in part for Debentures registered, and no transfer of a Debenture in global form may be registered, in the name of any person other than Cede & Co. unless (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Global Debenture, or
(iii) the Company in its sole discretion instructs the Trustee to exchange such Global Debenture for a Debenture that is not a Global Debenture (in which case such exchange shall be effected by the Trustee).



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            The Depositary shall be a clearing agency registered under the
Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Debentures in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

            If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Debentures or has ceased to be a Clearing Agency registered as such under the Exchange Act, the Company may appoint a successor Depositary with respect to such Debentures. If a successor Depositary for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Debentures, will authenticate and deliver, Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for the such Global Debentures.

            Definitive Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Debentures to the person in whose names such definitive Debentures are so registered.

            At such time as all interests in a Global Debenture have been redeemed, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Debentures, redeemed, exchanged, or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction.

            Section 2.05 Interest. (a) Each Debenture will bear interest at the rate (the "Coupon Rate") of 7.80% per annum, until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article 4) quarterly in arrears on the 15th day of May, August, November and February of each year (each, an "Interest Payment Date"), commencing on August 15, 2001 to the Person in whose name such Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If the Debentures are issued in certificated form (other than to the Property Trustee), the record dates for payment of interest will be the 1st day of the month in which the relevant Interest Payment Date occurs. Until liquidation, if any, of the Trust, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.



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            (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day with the same force and effect as if made on the date such payment was originally payable, without any interest or other payment with respect to any such delay.


                                  ARTICLE III

                   REDEMPTION AND PREPAYMENT OF THE DEBENTURES

            Section 3.01 Optional Redemption by Company. Subject to the provisions of Article III of the Base Indenture, except as otherwise may be specified in Section 3.02 or elsewhere in this Supplemental Indenture, the Company shall have the right to prepay the Debentures, in whole or in part, from time to time, on or after May 15, 2006, at a prepayment price (the "Optional Redemption Price") equal to the outstanding principal amount of the Debentures plus, in each case, accrued and unpaid interest, including Additional Sums, Additional Interest and Compounded Interest thereon to the date of prepayment (the "Prepayment Date").

            If the Debentures are only partially prepaid pursuant to this
Section 3.01, the Debentures will be selected for prepayment by any method utilized by the Trustee. The Optional Redemption Price, together with any required interest payment, shall be paid prior to 12:00 Noon, New York City time, on the Prepayment Date or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price, together with any required interest payment, by 10:00 a.m., New York City time, on the date such amounts are to be paid.

            Section 3.02 Special Event Prepayment. If a Special Event shall occur and be continuing, the Company may, at its option, prepay the Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest including Additional Sums, Additional Interest and Compounded Interest thereon to but excluding the Prepayment Date.

            Section 3.03 Notice of Prepayment. Subject to Article III of the Base Indenture, notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Prepayment Price, on and after the Prepayment Date interest ceases to accrue on such Debentures called for prepayment.

            If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Special Event, the Company will also pay any Additional Sums on the Debentures.



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                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

            Section 4.01 Extension of Interest Payment Period. So long as an Event of Default under Section 6.01 of the Base Indenture shall not have occurred and be continuing, the Company shall have the right, subject to the provisions of Section 2.10 of the Base Indenture, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity or any earlier redemption date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.01, will bear interest thereon at the Coupon Rate compounded semiannually ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums, Additional Interest and Compounded Interest (together, "Deferred Interest") to the holders of the Debentures in whose names the Debentures are registered in the Register on the first record date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Stated Maturity or any earlier redemption date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.


            Section 4.02 Notice of Extension. (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects (or extends) an Extension Period, the Company shall give written notice to the Administrators, the Property Trustee and the Trustee of its selection (or extension) of such Extension Period at least five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any applicable exchange, interdealer quotation system or self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event not less than five Business Days before such record date. The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Preferred Securities.

            (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects (or extends) an Extension Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection (or extension) of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures.



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            (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.02 shall be counted as one of the 20 consecutive quarterly periods permitted in the maximum Extension Period permitted under Section 4.01.


                                    ARTICLE V

                                    EXPENSES

            Section 5.01 Payment of Expenses. In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Preferred Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

            (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

            (b) pay all costs and expenses of the Trust (including, without limitation, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

            (c) pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Preferred Securities;

            (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement or the Underwriting Agreement; and

            (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

            Section 5.02 Payment upon Resignation or Removal. Upon termination of this Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.



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                                   ARTICLE VI

                                FORM OF DEBENTURE

            Section 6.01 Form of Debenture. The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.


                                   ARTICLE VII

                               ISSUE OF DEBENTURES

Section 7.01 Issue of Debentures. Debentures in the aggregate principal amount of up to $270,618,575 may, upon the execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, any Vice Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Chief Operating Officer or the Chief Financial Officer and by its Treasurer or Assistant Treasurer, Controller or the Secretary or an Assistant Secretary without any further action by the Company, except as otherwise provided in Section 2.01 of the Base Indenture.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.01 Ratification of Base Indenture; Supplemental Indenture Controls. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

            Section 8.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            Section 8.03 Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

            Section 8.04 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Debentures, but this Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

            Section 8.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                       THE BEAR STEARNS COMPANIES INC.



                                       By: /s/ Samuel L. Molinaro Jr.
                                          --------------------------------------
                                          Name:  Samuel L. Molinaro Jr.
                                          Title: Senior Vice President-Finance
                                                 and Chief Financial Officer

                                       THE CHASE MANHATTAN BANK,
                                          as Trustee


                                       By: /s/ Natalia Rodriguez
                                          --------------------------------------
                                          Name:  Natalia Rodriguez
                                          Title: Assistant Vice President

                                                                       EXHIBIT A

                            7.80% JUNIOR SUBORDINATED
                          DEFERRABLE INTEREST DEBENTURE
                                DUE MAY 15, 2031


Registered No. __________

Dated: ____________                                            CUSIP 073902BY3

Registered Holder: [The Chase Manhattan Bank, as Property Trustee of Bear
                   Stearns Capital Trust III]*

            The Bear Stearns Companies Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of __________ Dollars ($_____)]** [specified in the Schedule annexed hereto]***, on May 15, 2031 in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate of 7.80% per annum (the "Coupon Rate"), in like coin or currency, quarterly in arrears on the 15th day of May, August, November and February (each an "Interest Payment Date") commencing August 15, 2001 from the date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this debenture (the "Debenture"), in which case from the date of original issuance, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date or next succeeding Business Day to which interest shall have been paid; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date or Business Day, then from the next preceding date to which interest has been paid or duly provided for), until the principal hereof shall become due and payable, plus (b) interest on overdue principal and, to the extent permitted by applicable law, on any interest payment that is not made when due at the Coupon Rate, compounded quarterly. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Certificate is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the 1st day of the month in which the relevant Interest Payment Date occurs. This Debenture may be presented for payment of principal and interest at the offices of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day with the same force and effect as if made on the date such payment was originally payable, without any interest or other payment with respect to any such delay.

            So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond May 15, 2031 or any earlier redemption date. At the end of each Extension Period, the Company must pay all interest then accrued and unpaid (together with Additional Sums, Additional Interest and Compounded Interest thereon, if any, to the extent permitted by applicable law). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks pari passu with or junior in interest to this Debenture (other than (a) dividends or distributions in capital stock of the Company; (b) any declaration of a dividend in connection with the implementation of a Rights Plan, or the issuance of capital stock of the Company under any Rights Plan, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan; (c) payments under any Bear Stearns Guarantee (as defined in the Indenture and the Existing Indenture); and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarterly periods or extend beyond May 15, 2031 or any earlier redemption date. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (including Additional Sums, Additional Interest and Compounded Interest, if any) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and the Property Trustee notice of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by Bear Stearns Capital Trust III would be payable but for such election to begin or extend a new Extension Period, or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.

            This Debenture is issued pursuant to an Indenture, dated as of December 16, 1998 between the Company, as issuer, and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, as supplemented (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

            The Debentures are limited to the aggregate principal amount of Two Hundred Seventy Million, Six Hundred Eighteen Thousand, Five Hundred Seventy Five Dollars ($270,618,575).

            The Debentures evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever.

            The indebtedness of the Company evidenced by the Debentures, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to Holders of Senior Indebtedness of the Company and each Holder of a Debenture, by acceptance thereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

            This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.


---------------

*   Insert in Debenture held by Property Trustee only.
**  Insert in definitive Debenture only.
*** Insert in global Debenture only.

            IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, any Vice Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Chief Operating Officer or the Chief Financial Officer and by its Treasurer or Assistant Treasurer, Controller or the Secretary or an Assistant Secretary and a facsimile of its corporate seal to be affixed hereunto.


                                       THE BEAR STEARNS COMPANIES INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


[SEAL]


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities, of the series designated therein, referred to in the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
   as Trustee

By:
   ---------------------------------
   Authorized Officer

                             [REVERSE OF DEBENTURE]

            As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest on the Debentures or with respect to compliance with certain covenants occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Debentures may declare the principal amount of all the Debentures, together with any accrued interest (including Additional Sums, Additional Interest and Compounded Interest), to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if such notice is given by Holders). If the Debentures have been issued to a Bear Stearns Trust, upon such an Event of Default, if the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding Preferred Securities of such Bear Stearns Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon such declaration the principal amount of and the accrued interest (including any Additional Sums, Additional Interest and Compounded Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

            If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "Securities"), or with respect to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of all Securities outstanding under the Indenture (voting as a single class) may declare the principal amount of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders), provided that, in the case of Securities of a series issued under the Indenture to a Bear Stearns Trust, if upon such an Event of Default the Trustee and the Holders of not less than 25% in principal amount of all outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding Preferred Securities of such Bear Stearns Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Sums, Additional Interest and Compounded Interest) on all the Securities of that series shall become immediately due and payable, provided that the payment of principal and interest shall remain subordinated to the extent provided in the Indenture.

            The Indenture provides that in certain events such declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the holders of a majority in principal amount of the Securities then outstanding under the Indenture as to which such an acceleration of the payment of principal has occurred, voting as one class. In the case of Securities of a series issued under the Indenture to a Bear Stearns Trust, should the Holders of Securities of that series fail to rescind and annul such declaration and its consequences, the Holders of a majority in aggregate Liquidation Amount of the corresponding Preferred Securities of such Bear Stearns Trust shall have such right. The Indenture also provides that the Holders of a majority in principal amount of all of the

Securities of all series then outstanding as to which an Event of Default has occurred may, on behalf of all Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more Bear Stearns Trusts, the Indenture provides that the Holders of a majority in aggregate Liquidation Amount of the corresponding Preferred Securities or Preferred Securities issued by such Bear Stearns Trusts shall also have the right to waive such defaults.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to modify the Indenture in a manner affecting the rights of the holders of the Securities of each such series; provided, however, that no such modification shall (i) change the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the Securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon, or reduce any amount payable upon any redemption thereof, or adversely affect any right to convert the Securities in accordance with the Indenture, or reduce the amount to be paid at maturity or upon redemption or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that provided in the Securities without the consent of the holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any supplemental indenture, without the consent of the holders of all Securities then Outstanding, or (iii) modify any of the provisions of Section 4.07, Section 6.06 or Section 10.02 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Security affected thereby or
(iv) modify the provisions of Article XIV of the Indenture with respect to the subordination of outstanding Securities of any series in a manner adverse to the holders thereof, without the consent of the holder of each Security so affected; provided, further, that, in the case of the Securities of a series issued to a Bear Stearns Trust, so long as any of the corresponding series of Preferred Securities issued by such Bear Stearns Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect (including any amendment which would result in a Bear Stearns Trust being classified as other than a grantor trust for United States federal income tax purposes), and no termination of the Indenture shall occur, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Preferred Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any

Additional Sums, Additional Interest and Compounded Interest) thereon shall have been paid in full and (ii) no amendment shall be made to Section 6.05 of the Indenture (regarding the right of holders of Preferred Securities to institute a suit directly against the Company) that would impair the rights of the holders of Preferred Securities provided therein without the prior consent of all holders of Preferred Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Sums, Additional Interest and Compounded Interest) thereon have been paid in full.

            The Debenture will be prepayable, in whole or in part, at the option of the Company at any time on or after May 15, 2006, at a prepayment price (the "Optional Redemption Price") equal to the outstanding principal amount of the Debenture plus accrued interest thereon to the date of prepayment.

            Upon the occurrence and during the continuation of a Special Event, in respect of the Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Special Event redeem this Debenture, in whole but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount hereof plus accrued and unpaid interest to but excluding the date of prepayment.

            Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

            Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

            The Company, and by acceptance of this Debenture, the Holder hereof, and any Person that acquires a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

            THIS DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SAID STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                               FORM OF ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within _____% Junior Subordinated Deferrable Interest Debenture (the "Debenture") and all rights thereunder, unto


                    ----------------------------------------
                          Please insert Social Security
                    or other identifying number of assignee:


          ------------------------------------------------------------
               (Name and Address of Assignee, including Zip Code,
                         must be printed or typewritten)

and hereby irrevocably constitutes and appoints
________________________________________________________________________________
Attorney to transfer said Debenture on the Register of the Debentures, with full power of substitution in the premises.

Date:
                                    ------------------------------------------
                                    Signature(s)
                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange.

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within ____% Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.

              FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL DEBENTURE
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT

The initial principal amount evidenced by this Global Debenture is $___________.

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                   PRINCIPAL AMOUNT BY
                    WHICH THIS GLOBAL        REMAINING
                    DEBENTURE IS TO BE    PRINCIPAL AMOUNT
                    REDUCED AND REASON     OF THIS GLOBAL
      DATE            FOR REDUCTION          DEBENTURE       NOTATION MADE BY
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                                      A-10